Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Relations Contact:

Sarika Patel

Edelman for MetroPCS

214.443.7555

sarika.patel@edelman.com

Unlimited Wireless Carrier MetroPCS Announces Vendors for

2010 4G LTE Launch

4G LTE Launch Positions MetroPCS as Innovative Leader in Unlimited Mobile Voice and Web Services

DALLAS, TX – (September 15, 2009) – MetroPCS Communications, Inc. (NYSE: PCS), the nation’s leading provider of unlimited, flat-rate, no signed contract wireless communications service, announces that it has selected its infrastructure and initial handset vendors for its second half 2010 4G Long Term Evolution (LTE) Broadband service launch. MetroPCS has selected Ericsson, a world-leading provider of telecommunications equipment and related services to mobile and fixed network operators globally, as its infrastructure vendor for the launch of its LTE service. In addition, MetroPCS has selected Samsung Telecommunications America (Samsung Mobile)1, the number one mobile phone provider in the U.S.2, to provide the Company’s initial LTE handset device.

“LTE represents the next generation of wireless technology and we are proud to be working with two technology leaders in Ericsson and Samsung,” said Roger D. Linquist, president, chief executive officer and chairman of the board of MetroPCS. “As the Internet goes ‘mobile’ we are excited to be at the forefront of this wireless evolution with the building out of our 4G broadband data services. We anticipate to begin offering our 4G LTE services and a dual-mode LTE/CDMA smartphone in our major metropolitan markets in late 2010. When launched, our customers will benefit from our next generation, leading-edge network technology which will enable true high-speed Internet access in the palm of their hand. With the announcement of our LTE launch vendors, MetroPCS will move directly to 4G.”

MetroPCS has successfully encouraged customers to cut the cord on their landline phones and enjoy wireless mobility with their unlimited, flat-rate, no signed contract plans. With its LTE broadband initiative, MetroPCS will provide the ability to cut the cord on the Internet and subscribers will enjoy a richer HTML browsing experience coupled with multimedia applications that allow a traditional wireline Internet experience directly on their handset.

-more-

Unlimited Wireless Carrier MetroPCS Announces Vendors for 2010 4G LTE Launch, Page 2

“Ericsson is honored to be chosen by MetroPCS as their LTE/EPC infrastructure supplier for its LTE service launch,” said Angel Ruiz, president and CEO of Ericsson North America. “We look forward to using our leadership in LTE technology to help MetroPCS usher in a new era of communications and transform the mobile-broadband user experience for their customers.”

“Samsung Mobile is excited to announce a handset that will be compatible on MetroPCS’ high-speed LTE network,” said Paul Golden, chief marketing officer for Samsung Telecommunications America. “This mobile device will take the user experience to the next level by offering users a full broadband Internet experience on a LTE infrastructure.”

MetroPCS offers a diverse selection of service plans, which allow customers to talk 24-hours-a-day, seven days a week, for a wireless experience that best fits their lifestyles. With MetroPCS, customers pay by the month, not by the minute, and services do not require a signed contract, deposit or credit check. For more information on MetroPCS, please go to www.metropcs.com.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of unlimited wireless communications service for a flat-rate with no signed contract. Currently, MetroPCS is the fifth largest facilities-based carrier in the United States and has access to licenses covering a population of approximately 145 million people in the largest metropolitan areas in the United States, including New York City, Los Angeles, San Francisco, Dallas, Philadelphia, Atlanta, Jacksonville, Detroit, Boston, Miami, Las Vegas, Orlando, Tampa and Sacramento. As of June 30, 2009, MetroPCS had approximately 6.3 million subscribers. For more information please visit www.metropcs.com.

About Ericsson

Ericsson’s multimedia content is available at the broadcast room:

www.ericsson.com/broadcast_room

Ericsson is the world’s leading provider of technology and services to telecom operators. Ericsson is the leader in 2G, 3G and 4G mobile technologies, and provides support for networks with over 1 billion subscribers and has a leading position in managed services. The company’s portfolio comprises of mobile and fixed network infrastructure, telecom services, software, broadband and multimedia solutions for operators, enterprises and the media industry. The Sony Ericsson and ST-Ericsson joint ventures provide consumers with feature-rich personal mobile devices.

Ericsson is advancing its vision of “to be the prime driver in an all-communicating world” through innovation, technology, and sustainable business solutions. Working in 175 countries, more than 75,000 employees generated revenue of SEK 209 billion (USD 32.2 billion) in 2008. Founded in 1876 with the headquarters in Stockholm, Sweden, Ericsson is listed on OMX NASDAQ, Stockholm and NASDAQ New York.

www.ericsson.com

www.ericsson.mobi

www.twitter.com/ericssonpress

Unlimited Wireless Carrier MetroPCS Announces Vendors for 2010 4G LTE Launch, Page 3

About Samsung Telecommunications America

Samsung Telecommunications America, LLC, a Dallas-based subsidiary of Samsung Electronics Co., Ltd., researches, develops and markets wireless handsets and telecommunications products throughout North America. For more information, please visit www.samsungmobileusa.com.

About Samsung Electronics

Samsung Electronics Co., Ltd. is a global leader in semiconductor, telecommunication, digital media and digital convergence technologies with 2008 consolidated sales of US$96 billion. Employing approximately 164,600 people in 179 offices across 61 countries, the company consists of two business units: Digital Media & Communications and Device Solutions. Recognized as one of the fastest growing global brands, Samsung Electronics is a leading producer of digital TVs, memory chips, mobile phones and TFT-LCDs. For more information, please visit www.samsung.com.

1. Samsung Mobile is proud to provide ENERGY STAR-qualified power adapters with its mobile phones and accessories. ENERGY STAR qualified products use less energy, save money, and help protect the environment. Products that have earned the ENERGY STAR meet strict energy-efficiency guidelines set by the US Environmental Protection Agency and the US Department of Energy.

2. Based upon reported shipment data, according to Strategy Analytics Q1 2009 U.S. Market Share Handset Shipments Report.

Forward-Looking Statements

Except for the historical information contained herein, this news release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties and are based upon MetroPCS’ current expectations and assumptions at the time they are made. These forward-looking statements are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those anticipated. The risks and uncertainties include those detailed from time to time in our periodic reports filed with the SEC, such as our annual report on form 10-K for the period ending December 31, 2008 and in our quarterly reports on form 10-Q. Certain factors that may materially affect such forward-looking statements and our future performance include:

•	the demand for LTE services;

•	the performance of Ericsson and Samsung under their agreements with MetroPCS;

•	the highly competitive nature of our industry;

•	the rapid technological changes in our industry;

•	our ability to maintain adequate customer care and manage our churn rate;

•	our ability to secure the necessary spectrum and network infrastructure equipment;

•	our ability to maintain and upgrade our network and business systems;

•	ability to obtain permits required for LTE development; and

•	governmental regulation of our business network and services and the costs of compliance and our failure to comply with such regulations.

Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. MetroPCS undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise, except as required by law.

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